Exhibit 10.2
PALO ALTO NETWORKS, INC.
EXECUTIVE INCENTIVE PLAN
PURPOSE
The purpose of the Palo Alto Networks, Inc. Executive Incentive Plan (the “Plan”) is to motivate and reward eligible Service Providers of Palo Alto Networks, Inc. (the “Company”) for their service. It is the intent that the incentives provided for in the Plan to certain executive officers of the Company do not have their deductibility limited by Section 162(m). However, the Company cannot guarantee that awards under the Plan will qualify for exemption under Section 162(m), and in certain circumstances, Actual Cash Awards or Equity Awards under the Plan may not comply with Section 162(m), either intentionally or unintentionally. The Plan is subject to the approval of the Company’s stockholders.
The Plan is divided into three articles: Article I, which addresses the cash component of the Plan (the “Cash Component”); Article II, which addresses the equity component of the Plan (the “Equity Component”); and Article III, which sets forth (i) the terms and conditions that apply to both the Cash Component and the Equity Component and (ii) the defined terms used in the Plan. The Plan is effective upon the date of its approval by the Company’s stockholders (the “Effective Date”) as set forth above.
ARTICLE I
CASH COMPONENT
1.Administration of the Cash Component.
(a)General. The Cash Component will be administered by the Administrator.
(b)Multiple Administrative Bodies. Different Committees with respect to different groups of Covered Employees may administer the Cash Component.
(c)Powers of the Administrator. Subject to the Plan, any limitations on delegations and applicable laws, the Administrator will have the authority, in its sole discretion to make any determinations deemed necessary or advisable to administer the Cash Component including:
(i)    to select the Cash Component Participants,
(ii)    to establish the length of the Performance Periods,
(iii)    to establish Performance Goals for performance during each Performance Period,
(iv)    to determine the Payout Calculation Methodology for each Performance Goal, and
(v)    to make all determinations and take all other actions necessary or appropriate for the proper administration and operation of the Cash Component.

1

Any determination by the Administrator on any matter relating to the Cash Component shall be made in its sole discretion and need not be uniform among Cash Component Participants. The Administrator’s interpretation of the Cash Component shall be final, conclusive, and binding on all parties concerned, including the Company, its stockholders, and any or all Cash Component Participants.
2.Eligibility. Actual Cash Awards under the Cash Component may be paid to any Cash Component Participant.
3.Actual Cash Awards.
(a)General. Actual Cash Awards may be payable to a Cash Component Participant because of the satisfaction of Performance Goals established with respect to a Performance Period. A Cash Component Participant may be eligible for Actual Cash Awards for multiple and overlapping Performance Periods.
(b)Setting Cash Award Criteria. No later than the Determination Date for a Performance Period (which must be a date on which the outcome of the applicable Payout Calculation Methodology is substantially uncertain), the Administrator will,
(i)designate one or more Cash Component Participants,
(ii)select the Performance Goals applicable to the Performance Period,
(iii)establish the Payout Calculation Methodology for such Performance Goals; and
(iv)establish a target award and Maximum Cash Award for each Cash Component Participant for the Performance Period.
(c)Performance Goals.
(i)If a Performance Goal is based on, or calculated with respect to, the Company’s common stock (such as increases in earnings per share, book value per share or other similar measures), then, if any corporate transaction occurs involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of common stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, extraordinary cash distribution, redemption, stock issuance, or sale, lease or transfer of substantially all of the assets of the Company), the Administrator shall make or provide for such adjustments in such Performance Goal as the Administrator may in good faith determine to be equitably required to prevent dilution or enlargement of any increase or decrease in the rights of Cash Component Participants.
(ii)To the extent identified in the Payout Calculation Methodology, evaluation of performance may include or exclude events or items as specified by the Administrator including, without limitation, the following unusual or nonrecurring events: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification 225-20 “Extraordinary and Unusual Items” and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable fiscal year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.

(d)Actual Bonus Determination.
(i)Before any Actual Cash Award is paid, the Administrator must certify in writing (i) to what extent the Performance Goal(s) were attained and (ii) the result of the Payout Calculation Methodology for each Cash Component Participant based upon the attainment of the Performance Goal(s).
(ii)The Administrator may determine to pay a Cash Component Participant an Actual Cash Award up to the amount specified in the foregoing certification. The Administrator may also reduce or eliminate the amount of any Actual Cash Award of any Cash Component Participant at any time prior to payment thereof, based on such criteria as it shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Administrator.
(iii)Under no circumstance may the Administrator, increase the amount of Actual Cash Award paid to a Cash Component Participant under the Cash Component above the amount determined in Section 3(d)(i) of the Cash Component based on the Payout Calculation Methodology.
(e)Payment. Following the Administrator’s determination under Section 3(d) of the Cash Component, Actual Cash Awards shall be paid in cash as promptly as is administratively practicable.
(f)Death, Disability, Termination of Employment.
(i)If a Cash Component Participant dies or terminates employment due to Disability prior to the end of a Performance Period, the Cash Component Participant (or if the participant’s death occurs, the Cash Component Participant’s beneficiary) may receive a pro-rata portion of the target award established for the Cash Component Participant as determined by the Administrator.
(ii)If a Cash Component Participant’s employment with the Company is otherwise terminated during the Performance Period, the Cash Component Participant will not have earned and will not be entitled to payment of any Actual Cash Award.
(g)Annual Maximum. The aggregate of all Actual Cash Awards payable to a Cash Component Participant under the Cash Component in any fiscal year of the Company may not exceed the Maximum Cash Award, and any excess will be forfeited.
4.Other Terms.
(a)No Effect on Employment or Service. Neither the Cash Component nor any award under the Cash Component will confer upon a Cash Component Participant any right regarding continuing the Cash Component Participant’s relationship as an employee of the Company or an Affiliate, nor will they interfere with the Cash Component Participant’s right, or the Cash Component Participant’s employer’s right, to terminate such relationship with or without cause, to the extent permitted by applicable laws.
(b)Right to Actual Cash Award. No officer or other person shall have any claim or right to receive any Actual Cash Award payable under the Cash Component prior to the actual payment thereof, regardless of whether the Administrator has certified any amount to be payable to any Cash Component Participant.
(c)Taxes. The Company or any Affiliate employing a Cash Component Participant, as applicable, may deduct from all Actual Cash Awards payable any federal, state, local or foreign taxes required by law to be withheld regarding such payments.

(d)No Transfers or Assignments. No award under the Cash Component nor any rights or interests or shall be assigned, transferred, pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Cash Component Participant to, any party (other than the Company or any Affiliate).
(e)Non-exclusivity of Cash Component. Nothing in the Cash Component shall be construed as limiting the authority of the Administrator, the Board, the Company or any Affiliate to establish any other annual, long-term or other incentive plan or as limiting the authority of any of the foregoing to pay cash bonuses or other supplemental or additional incentive compensation to any persons employed by the Company or any Affiliate, whether or not such person is a Cash Component Participant in this Cash Component and regardless of how the amount of such bonus or compensation is determined.
(f)Section 409A. It is intended that all bonuses payable under this Cash Component will be exempt from the requirements of Section 409A under the “short-term deferral” exemption or will comply with the requirements of Section 409A so that none of the payments and benefits to be provided under this Cash Component will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms will be interpreted to so comply or be exempt. Each payment and benefit payable under this Cash Component is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. In no case will the Company or any Affiliate reimburse any Cash Component Participant for any tax liabilities incurred under Section 409A.
ARTICLE II
EQUITY COMPONENT
1.Shares Issuable Under the Equity Component.
(a)    Shares Subject to Equity Awards. The Shares underlying an Equity Award will be issued from the Equity Plan.
(b)    Incentive Stock Options. Subject to adjustment as provided in Section 13 of the Equity Plan and/or Section 13 of the Equity Component, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 200% of the aggregate Share number stated in Section 3(a) of the Equity Plan, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Equity Plan pursuant to Sections 3(b) and 3(c) of the Equity Plan.
2.Administration of the Equity Component.
(a)    Procedure.
(i)    Generally. The Equity Component will be administered by the Administrator.
(ii)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Equity Component.
(iii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)    to determine the Fair Market Value;
(ii)    to select the Service Providers to whom Equity Awards may be granted hereunder;
(iii)    to determine the number of Shares to be covered by each Equity Award granted hereunder;
(iv)    to approve forms of Equity Award Agreements for use under the Equity Component;
(v)    to determine the terms and conditions, not inconsistent with the terms of the Equity Component, of any Equity Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Equity Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Equity Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)    to construe and interpret the terms of the Equity Component and Equity Awards granted pursuant to the Equity Component;
(vii)    to prescribe, amend and rescind rules and regulations relating to the Equity Component, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;
(viii)    to modify or amend each Equity Award (subject to Section 3 of Article III), including but not limited to the discretionary authority to extend the post-termination exercisability period of Equity Awards and to extend the maximum term of an Option (subject to Section 5(b) of the Equity Component regarding Incentive Stock Options);
(ix)    to allow Equity Component Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14 of the Equity Component;
(x)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Equity Award previously granted by the Administrator;
(xi)    to allow an Equity Component Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Equity Component Participant under an Equity Award; and
(xii)    to make all other determinations deemed necessary or advisable for administering the Equity Component.
(c)    No Exchange Program. The Administrator may not implement an Exchange Program.

(d)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Equity Component Participants and any other holders of Equity Awards.
3.Eligibility. Equity Awards may be granted only to Service Providers.
4.Equity Award Limitations.
(a)    Annual Equity Awards for Employees. The limits specified below shall be applicable to Equity Awards issued under the Equity Component to Employees:
(i)    Limits on Options. No Employee shall be granted Options during any Fiscal Year with respect to more than 500,000 Shares; provided, however, that in connection with an Equity Component Participant’s initial service as an Employee, the Equity Component Participant may be granted Options with respect to an additional 500,000 Shares during such Fiscal Year.
(ii)    Limits on Restricted Stock. No Employee shall be granted Equity Awards of Restricted Stock during any Fiscal Year with respect to more than 250,000 Shares; provided, however, that in connection with an Equity Component Participant’s initial service as an Employee, the Equity Component Participant may be granted Equity Awards of Restricted Stock with respect to an additional 250,000 Shares during such Fiscal Year.
(iii)    Limits on Restricted Stock Units. No Employee shall be granted Restricted Stock Units during any Fiscal Year with respect to more than 250,000 Shares; provided, however, that in connection with an Equity Component Participant’s initial service as an Employee, the Equity Component Participant may be granted Restricted Stock Units with respect to an additional 250,000 Shares during such Fiscal Year.
(iv)    Limits on Stock Appreciation Rights. No Employee shall be granted Stock Appreciation Rights during any Fiscal Year with respect to more than 500,000 Shares; provided, however, that in connection with an Equity Component Participant’s initial service as an Employee, the Equity Component Participant may be granted Stock Appreciation Rights with respect to an additional 500,000 Shares during such Fiscal Year.
(v)    Limits on Performance Shares. No Employee shall be granted Equity Awards of Performance Shares during any Fiscal Year with respect to more than 250,000 Shares; provided, however, that in connection with an Equity Component Participant’s initial service as an Employee, the Equity Component Participant may be granted Equity Awards of Performance Shares with respect to an additional 250,000 Shares during such Fiscal Year.
(vi)    Limits on Performance Units. No Employee shall be granted Equity Awards of Performance Units during any Fiscal Year with an aggregate initial value of greater than 250,000 Shares (or, in the case of any cash-settled Performance Units, the dollar value based on the product of 250,000 Shares multiplied by the Fair Market Value as of the day prior to the Effective Date); provided, however, that in connection with an Equity Component Participant’s initial service as an Employee, the Equity Component Participant may be granted Equity Awards of Performance Shares with respect to an additional 250,000 Shares (or, in the case of any cash-settled Performance Units, the dollar value based on the product of 250,000 Shares multiplied by the Fair Market Value as of the day prior to the Effective Date) during such Fiscal Year.

(b)    Annual Awards for Outside Directors. No Outside Director may, in any Fiscal Year, be paid, whether under the Plan or otherwise, cash compensation and granted equity awards (including, but not limited to, Equity Awards issued under the Equity Component) with an aggregate value (determined as fair value under GAAP with respect to equity awards) greater than $2,000,000, except that such limit will be increased to $4,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any cash compensation paid or equity awards granted to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purpose of this limitation.
5.Stock Options.
(a)    Limitations. Each Option will be designated in the Equity Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Equity Component Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 5(a) of the Equity Component, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(b)    Term of Option. The term of each Option will be stated in the Equity Award Agreement. In the case of an Incentive Stock Option, the term will be 10 years from the date of grant or such shorter term as may be provided in the Equity Award Agreement. Moreover, in the case of an Incentive Stock Option granted to an Equity Component Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be 5 years from the date of grant or such shorter term as may be provided in the Equity Award Agreement.
(c)    Option Exercise Price and Consideration.
(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)    In the case of an Incentive Stock Option
a)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.
b)    granted to any Employee other than an Employee described in paragraph (a) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.
(2)    In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.
(3)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Equity Component; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(d)    Exercise of Option.
(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Equity Component and at such times and under such conditions as determined by the Administrator and set forth in the Equity Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Equity Award Agreement and the Equity Component. Shares issued upon exercise of an Option will be issued in the name of the Equity Component Participant or, if requested by the Equity Component Participant, in the name of the Equity Component Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Equity Plan and/or Section 13 of the Equity Component.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Equity Component and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)    Termination of Relationship as a Service Provider. If an Equity Component Participant ceases to be a Service Provider, other than upon the Equity Component Participant’s termination as the result of the Equity Component Participant’s death or Disability, the Equity Component Participant may exercise his or her Option within such period of time as is specified in the Equity Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Equity Award Agreement). In the absence of a specified time in the Equity Award Agreement, the Option will remain exercisable for 3 months following the Equity Component Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Equity Component Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Equity Component. If after termination the Equity Component Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Equity Component.
(iii)    Disability of Equity Component Participant. If an Equity Component Participant ceases to be a Service Provider as a result of the Equity Component Participant’s Disability, the Equity Component Participant may exercise his or her Option within such period of time as is specified in the Equity Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Equity Award Agreement). In the absence of a specified time in the Equity Award Agreement, the Option will remain exercisable for 12 months following the Equity Component Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Equity Component Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Equity Component. If after termination the Equity Component Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Equity Component.
(iv)    Death of Equity Component Participant. If an Equity Component Participant dies while a Service Provider, the Option may be exercised following the Equity Component Participant’s death within such period of time as is specified in the Equity Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Equity Award Agreement), by the Equity Component Participant’s designated beneficiary, provided such beneficiary has been designated prior to Equity Component Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Equity Component Participant, then such Option may be exercised by the personal representative of the Equity Component Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Equity Component Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Equity Award Agreement, the Option will remain exercisable for 12 months following Equity Component Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Equity Component Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Equity Component. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Equity Component.
6.Restricted Stock.
(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Equity Component, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)    Restricted Stock Agreement. Each Equity Award of Restricted Stock will be evidenced by an Equity Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)    Transferability. Except as provided in this Section 6 of the Equity Component or the Equity Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)    Removal of Restrictions. Except as otherwise provided in this Section 6 of the Equity Component, Shares of Restricted Stock covered by each Restricted Stock grant made under the Equity Component will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)    Return of Restricted Stock to Company. On the date set forth in the Equity Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Equity Component.
7.Restricted Stock Units.
(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Equity Component, it will advise the Equity Component Participant in an Equity Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Equity Component Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Equity Component Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Equity Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)    Cancellation. On the date set forth in the Equity Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
8.Stock Appreciation Rights.
(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Equity Component, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)    Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than 100% of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Equity Component, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Equity Component.
(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Equity Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Equity Component will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Equity Award Agreement. Notwithstanding the foregoing, the rules of Section 5(b) of the Equity Component relating to the maximum term and Section 5(d) of the Equity Component relating to exercise also will apply to Stock Appreciation Rights.
(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, an Equity Component Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
9.Performance Units and Performance Shares.
(a)    Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Equity Component Participant.

(b)    Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)    Performance Objectives and Other Terms. The Administrator will set Performance Goals, performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Equity Component Participants. The time period during which the Performance Goals, performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Equity Award of Performance Units/Shares will be evidenced by an Equity Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d)    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Equity Component Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals, performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)    Cancellation of Performance Units/Shares. On the date set forth in the Equity Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Equity Component.
10.Performance-Based Compensation Under Section 162(m).
(a)    General. The provisions of this Section 10 of the Equity Component will control over any contrary provision in the Equity Component.
(b)    Performance Goals. The granting and/or vesting of Equity Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units under the Equity Component shall be made subject to the attainment of one or more Performance Goals. The Administrator will adjust any performance criteria, Performance Goal, or other feature of an Equity Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. The Performance Goals may differ from Equity Component Participant to Equity Component Participant and from Equity Award to Equity Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Equity Component Participant.

(c)    Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), no later than the Determination Date for each Performance Period, the Administrator will, in writing, (i) designate one or more Equity Component Participants to whom an Equity Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Equity Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Equity Awards, as applicable, to be earned by each Equity Component Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by an Equity Component Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. An Equity Component Participant will be eligible to receive payment pursuant to an Equity Award for a Performance Period only if the Performance Goals for such period are achieved.
(d)    Additional Limitations. Notwithstanding any other provision of the Equity Component, any Equity Award will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m), and the Equity Component will be deemed amended to the extent necessary to conform to such requirements.
11.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Equity Awards granted hereunder will be suspended during any unpaid leave of absence. An Equity Component Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then 6 months following the first day of such leave any Incentive Stock Option held by the Equity Component Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
12.Transferability of Equity Awards. Unless determined otherwise by the Administrator, an Equity Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Equity Component Participant, only by the Equity Component Participant. If the Administrator makes an Equity Award transferable, such Equity Award will contain such additional terms and conditions as the Administrator deems appropriate.
13.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Equity Component, will adjust the number, class, and price of Shares covered by each outstanding Equity Award and the numerical Share limits in Sections 1 and 4 of the Equity Component.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Equity Component Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Equity Award will terminate immediately prior to the consummation of such proposed action.
(c)    Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Equity Award will be treated as the Administrator determines, including, without limitation, that each Equity Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Equity Awards similarly in the transaction.
In the event that the successor corporation does not assume or substitute for the Equity Award, the Equity Component Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Equity Awards would not otherwise be vested or exercisable, and, with respect to Equity Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Equity Component Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Equity Award will be considered assumed if, following the Change in Control, the Equity Award confers the right to purchase or receive, for each Share subject to the Equity Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Equity Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 13(c) of the Equity Component to the contrary, an Equity Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Equity Component Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Equity Award assumption.
(d)    Outside Director Equity Awards. With respect to Equity Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Equity Component Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Equity Component Participant (unless such resignation is at the request of the acquirer), then the Equity Component Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Equity Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
14.Tax.
(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Equity Award (or exercise thereof), or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require an Equity Component Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Equity Component Participant’s FICA obligation) required to be withheld with respect to such Equity Award (or exercise thereof).
(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit an Equity Component Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c)    Compliance With Section 409A. Equity Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Equity Component and each Equity Award Agreement under the Equity Component is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Equity Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Equity Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.
15.No Effect on Employment or Service. Neither the Equity Component nor any Equity Award will confer upon an Equity Component Participant any right with respect to continuing the Equity Component Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary of the Company, nor will they interfere in any way with the Equity Component Participant’s right or the Company’s right, or any Parent’s or Subsidiary’s right, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
16.Date of Grant. The date of grant of an Equity Award will be, for all purposes, the date on which the Administrator makes the determination granting such Equity Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Equity Component Participant within a reasonable time after the date of such grant.
17.Conditions Upon Issuance of Shares.
(a)    Legal Compliance. Shares will not be issued pursuant to the exercise of an Equity Award unless the exercise of such Equity Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the exercise of an Equity Award, the Company may require the person exercising such Equity Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
18.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification, or rule compliance will not have been obtained.
ARTICLE III
OTHER TERMS
1.Forfeiture Events.
(a)    All Awards will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. In addition, the Administrator may impose such other clawback, recovery, or recoupment provisions in a Cash Award Agreement or Equity Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 1 of Article III is specifically mentioned and waived in a Cash Award Agreement, Equity Award Agreement, or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company, any Parent or Subsidiary of the Company, or any Affiliate.
(b)    The Administrator may specify in a Cash Award Agreement or Equity Award Agreement that the applicable Participant’s rights, payments, and benefits with respect to such Participant’s Actual Cash Award or Equity Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Actual Cash Award or Equity Award. Such events may include, but will not be limited to, a Cash Component Participant’s Termination of Employment for cause, termination of an Equity Component Participant’s status as a Service Provider for cause, or any specified action or inaction by the Participant, whether before or after the date of such Termination of Employment or termination of Service Provider status, that would constitute cause for such individual’s Termination of Employment or termination of Service Provider status.
(c)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under securities laws, any Participant who (i) knowingly or through gross negligence engaged in the misconduct or who knowingly or through gross negligence failed to prevent the misconduct or (ii) is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, must reimburse the Company the amount of any payment in settlement of any Award earned or accrued during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.
2.Term of Plan. The Plan will become effective upon the Effective Date. It will continue in effect for a term of 5 years from the Effective Date, unless terminated earlier under Section 3 of this Article III.
3.Amendment and Termination.
(a)Amendment and Termination. The Board or Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with applicable laws.
(c)Consent of Participants Generally Required. Subject to Section 1(d)3(d) of this Article III, no amendment, alteration, suspension or termination of the Plan or an Award under it will impair the rights of any Participant, unless mutually agreed otherwise between such Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company (any such agreement with respect to an award under the Cash Component, a “Cash Award Agreement”). Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards established under the Plan prior to such termination.
(d)Exceptions to Consent Requirement.
(i)    A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination does not materially impair the Participant’s rights, and
(ii)    subject to any limitations of applicable laws, the Administrator may amend the terms of any Awards under the Plan without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done:
(1)    in a manner permitted under the Plan;
(2)    to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to the Participant;
(3)    to comply with other applicable laws; or
(4)    as necessary based on rulings or guidance issued to ensure compliance with the requirements of Section 162(m).
4.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under applicable laws.

5.Law Governing. The validity and construction of the Plan shall be governed by the laws of the State of California but without regard to the choice of law principles thereof.
6.Definitions. As used herein, the following definitions will apply to the Plan, and any term not specifically defined herein shall have the meaning ascribed to it in the Equity Plan:
(a)“Actual Cash Award” means as to any Performance Period, the actual award (if any) payable to a Cash Component Participant for the Performance Period. Each Actual Cash Award is determined by the Payout Calculation Methodology for the Performance Period, subject to the Administrator’s authority under Section 3(d)(ii) of the Cash Component to eliminate or reduce the award otherwise determined by the Payout Calculation Methodology. To apply the Maximum Cash Award limitation, the Actual Cash Award will be deemed to have been determined on the last day of the applicable Performance Period, so that if there are multiple Performance Periods ending in a particular fiscal year of the Company, the Actual Cash Awards, in the aggregate, may not exceed the Maximum Cash Award regarding all such Performance Periods ending in that fiscal year of the Company.
(b)“Administrator” means the Compensation Committee of the Board or any other Committee.
(c)“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.
(d)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Equity Awards are, or will be, granted under the Equity Component.
(e)“Award” means an award under the Cash Component or an Equity Award.
(f)“Board” means the Board of Directors of the Company.
(g)“Cash Component Participant” means as to any Performance Period, an employee of the Company or an Affiliate selected by the Administrator for participation in the Cash Component for that Performance Period.
(h)“Change in Control” means the occurrence of any of the following events:
(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(i)“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
(j)“Committee” means a duly authorized committee of the Board consisting of 2 or more “outside directors” within the meaning of Section 162(m).
(k)“Common Stock” means the common stock of the Company.
(l)“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
(m)“Covered Employee” means any Service Provider who would be considered a “covered employee” within the meaning of Section 162(m).
(n)“Determination Date” means the latest possible date that will not jeopardize the qualification of an Actual Cash Award or Equity Award as “performance-based compensation” under Section 162(m).

(o)“Director” means a member of the Board.
(p)“Disability” means a permanent and total disability determined under uniform and nondiscriminatory standards adopted by the Administrator from time to time; provided, however, that in the case of Incentive Stock Options, “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
(q)“Employee” means any person, including Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(r)“Equity Award” means, individually or collectively, a grant under the Equity Component of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, or Performance Shares.
(s)“Equity Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Equity Award granted under the Equity Component. The Equity Award Agreement is subject to the terms and conditions of the Equity Component.
(t)“Equity Component Participant” means the holder of an outstanding Equity Award.
(u)“Equity Plan” means the Company’s 2012 Equity Incentive Plan as hereinafter may be amended.
(v)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
(w)“Exchange Program” means a program under which (i) outstanding Equity Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Equity Component Participants would have the opportunity to transfer any outstanding Equity Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Equity Award is increased or reduced.
(x)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(y)“Fiscal Year” means the fiscal year of the Company.
(z)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(aa)“Maximum Cash Award” means as to any Cash Component Participant for any fiscal year of the Company, $5,000,000.
(bb)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(cc)“Option” means a stock option granted pursuant to the Equity Component.
(dd)“Outside Director” means a Director who is not an Employee.
(ee)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ff)“Participant” means a Cash Component Participant or an Equity Component Participant.
(gg)“Payout Calculation Methodology” means as to any Performance Goal, the methodology for calculating the maximum amount earned by performance against the Performance Goal.
(hh)“Performance Goals” mean any one or more of the following objective performance criteria, applied to either the Company or, except regarding stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined under United States Generally Accepted Accounting Principles (“GAAP”), under accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or EBITDA), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) operating income or net operating income, (xv) operating margin, (xvi) market share, (xvii) overhead or other expense reduction, (xviii) objective customer indicators, (xix) improvements in productivity, (xx) attainment of objective operating goals, (xxi) objective employee metrics, (xxii) return ratios, (xxiii) objective qualitative milestones, or (xxiv) other objective financial or other metrics relating to the progress of the Company, any Parent or Subsidiary of the Company, any Affiliate (with respect to Actual Cash Awards only), or any division or department thereof. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies. Unless the Administrator provides otherwise in accordance with the preceding sentence, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to or at the time of the issuance of an Equity Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period.
(ii)“Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator, in its sole discretion.
(jj)“Performance Share” means an Equity Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals, performance objectives, or other vesting criteria as the Administrator may determine pursuant to Section 9 of the Equity Component.
(kk)“Performance Unit” means an Equity Award which may be earned in whole or in part upon attainment of Performance Goals, performance objectives, or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 9 of the Equity Component, and which, for the avoidance, will include any Restricted Stock Units (as defined in Equity Plan) which may be earned in whole or in part upon attainment of Performance Goals or performance objectives in accordance with the same terms as applicable to Performance Units described herein.
(ll)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 6 of the Equity Component, or issued pursuant to the early exercise of an Option.
(mm)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 7 of the Equity Component. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(nn)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Equity Component.
(oo)“Section 16(b)” means Section 16(b) of the Exchange Act.
(pp)“Section 162(m)” means Section 162(m) of the Code and the regulations and interpretations promulgated thereunder.
(qq)“Section 409A” means Section 409A of the Code and any proposed, temporary, or final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance, as each may be amended from time to time.
(rr)“Service Provider” means an Employee, Director, or Consultant.
(ss)“Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Equity Plan and/or Section 13 of the Equity Component.
(tt)“Stock Appreciation Right” means an Equity Award, granted alone or in connection with an Option, that pursuant to Section 68 of the Equity Component is designated as a Stock Appreciation Right.
(uu)“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(vv)“Termination of Employment” means a cessation of the employee-employer relationship between a Cash Component Participant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.